Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of THE TEARDROPPERS, Inc. (the “Company”) on Form 10-Q, for the six month period ended June 30, 2018 as filed with the Securities and Exchange Commission, I, Larry Krogh, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 20, 2018

/s/   Larry Krogh

Name:  Larry Krogh

Its:  Chief Financial Officer (Principal Financial Officer)